Exhibit 32

                           Section 1350 Certifications

      Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TransNet Corporation (the "Company") hereby certify to such officer's knowledge that:

      1. The Quarterly Report on Form 10-Q of the Company for the fiscal period ended March 31, 2010, fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Steven J. Wilk
-----------------------------------
Steven J. Wilk
Chief Executive Officer

Date: May 17, 2010

/s/ John J. Wilk
-----------------------------------
John J. Wilk
Chief Financial Officer

Date: May 17, 2010

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